UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2011

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza 100 Commercial Street Box 130 Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Lawrenceburg Distillers Indiana, LLC. On October 20, 2011, MGPI of Indiana, LLC ("Purchaser") entered into an Asset Purchase Agreement (the "Agreement") with Lawrenceburg Distillers Indiana, LLC ("Seller"). Purchaser is a Delaware limited liability company and a wholly-owned subsidiary of MGP Ingredients, Inc., a Kansas corporation ("Registrant"). Seller is an Indiana limited liability company and a subsidiary of Angostura US Holdings Limited, a Delaware corporation ("Parent"), which is also a party to the Agreement.

Under the Agreement, Purchaser is to acquire (the "Acquisition") substantially all of the assets ("Assets") of Seller used or held for use by it in its alcohol beveragedistillery business, which produces customized and premium grade whiskeys, gin, and grain neutral spirits, and related bulk barrel storage facilities, blending operations and a tank farm, all located in Greendale and Lawrenceburg, Indiana, and a grain elevator operation in Rushville, Indiana (the "Distillery Business"). Purchaser will also assume certain specified liabilities described in the Agreement.

Seller also operates a business engaged in the packaging, bottling and finished goods warehousing of alcoholic beverages in Greendale and Lawrenceburg, Indiana (the "Bottling and Packaging Business"). The Agreement excludes transfer of the assets relating to the Bottling and Packaging Business; those assets are to be sold by Seller to a third party unaffiliated with Registrant or Purchaser simultaneously with the closing of the sale of the Assets of the Distillery Business to Purchaser (the "Closing"). The sale of the assets of the Bottling and Packaging Business to such third party is a material condition to the Closing of the sale of the Assets to Purchaser and vice versa.

Closing of the Acquisition is also subject to the satisfaction of customary closing conditions, including, without limitation, obtaining various consents, transfer of permits and licenses, obtaining governmental authorizations relating to the Distillery Business and execution and delivery of specified ancillary agreements. Further, the Agreement includes customary representations, warranties and covenants of Purchaser, Seller and Parent. The Closing is conditioned on the accuracy of the representations and warranties and compliance with the covenants set forth in the Agreement, in each case in all material respects.

The Agreement is subject to termination by either party if the Closing has not occurred by January 31, 2012, unless required governmental approvals have not been obtained by such date, in which case the last day to close the transaction is extended until April 30, 2012, unless otherwise agreed by the parties. There are no termination fees payable upon the termination of the Agreement. The Closing is anticipated to occur in the fourth quarter of calendar year 2011 or first quarter of calendar year 2012, subject to the satisfaction of the closing conditions.

Purchaser is to pay Seller cash equal to the current assets minus current liabilities of the distillery assets, currently estimated at $15 million, as of the closing date. Payment of the purchase price will be reduced at Closing by two escrow amounts, one to fund a working capital true-up and one to fund possible future indemnification claims. Registrant expects to fund the purchase price through its financing with Wells Fargo Bank, National Association ("Wells Fargo"). Reference is made to Item (b) below for a discussion of such financing.

The foregoing description of the Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with a future report filed with the Securities and Exchange Commission.

(b) Third Amendment to Credit Agreement. Effective October 20, 2011, Registrant entered into a Third Amendment to Credit Agreement ("Third Amendment") with Wells Fargo. The Third Amendment modifies Registrant's existing revolving credit facility under that certain Credit and Security Agreement between Registrant and Wells Fargo dated July 21, 2009 (as amended from time to time, the "Credit Agreement") in several material respects, as follows:

  The maximum line of borrowings outstanding at any one time has been increased from $25 million to $45 million;
  The Maturity Date of the loans has been extended to October 20, 2014;
  The interest rate is established at an annual rate equal to the sum of Daily One Month LIBOR, changing when and as such rate shall change, plus an applicable margin ranging from 1.50% to 2.00%, based on the Registrant's balance sheet leverage ratio, adjustable on a quarterly basis. The annual minimum interest payment and prepayment fees have been removed;
  The Registrant and its subsidiaries have entered into various Guaranties and Security Agreements in favor of Wells Fargo;
  The Registrant agreed that its balance sheet leverage ratio shall not be greater than 1.75 to 1.0 as of each December 31, March 31, June 30 and September 30;
  The Registrant agreed that its adjusted net income shall not be less than $1.00, as of each December 31, March 31, June 30 and September 30, as determined based on the 12-month period then ending;
  The Registrant agreed that its fixed charge coverage ratio shall not be less than 2.00 to 1.00, as of each December 31, March 31, June 30 and September 30, as determined based on the 12-month period then ending;
  The provisions restricting the payment of dividends have been modified to provide that the Registrant will not declare or pay any dividends (other than dividends payable solely in stock of the Registrant) on any class of its stock in any fiscal year in an amount in excess of $2 million;
  The Registrant agreed not to incur operating lease expenses in any fiscal year in excess of an aggregate of $4 million;
  The Registrant shall hedge the input costs of one hundred percent (100%) of all contracted sales of inventory, and not less than forty percent (40%) of the input costs of inventory which will be sold on the spot market;
  The Registrant agreed not to pledge the fixed and real property assets to be acquired under the transaction described in Item 1.01(a) above; and
  The Registrant agrees not to undertake an acquisition unless the aggregate cash and non-cash consideration to be paid by Registrant, excluding the acquisition described in Item 1.01(a) above, does not exceed $5 million in the aggregate for all such permitted acquisitions. In all cases, after giving effect to any acquisition, including after the acquisition described in Item 1.01(a) above, the Registrant shall have Availability (as defined in the Credit Agreement) of at least $10 million.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which will be filed with a future report filed with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01(b) above for a description of material amendments to the Registrant's Credit and Security Agreement with Wells Fargo.

Item 3.03. Material Modifications to Rights of Security Holders.

Reference is made to Item 1.01(b) above for a description of material amendments to the Registrant's Credit and Security Agreement with Wells Fargo. Such amendments modify the provisions restricting the payment of dividends to provide that the Registrant will not declare or pay any dividends (other than dividends payable solely in stock of the Registrant) on any class of its stock in any fiscal year in an amount in excess of $2 million.

Item 8.01. Other Events.

On October 21, 2011, the Registrant issued a press release describing the Acquisition reported under Item 1.01 (a) hereof, which release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated October 21, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP Ingredients, Inc.
Date: October 21, 2011	By:	/s/ TIMOTHY W. NEWKIRK Timothy W. Newkirk President and Chief Executive Officer